UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2009

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle St. Suite 400 Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2009, William J. Podl, one of the directors of PrivateBancorp, Inc. (the “Company”) and The PrivateBank and Trust Company (the “Bank”), notified the Company’s Board of Directors of his decision to retire from each of the Company’s and the Bank’s Board of Directors effective May 28, 2009, immediately following the Company’s 2009 annual meeting of stockholders held on that date.

Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s announcement of Mr. Podl’s retirement, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Approval of Annual Meeting Proposals

On May 28, 2009, the Company announced that its stockholders had approved each of the proposals submitted to them at the Company’s 2009 annual stockholders’ meeting.  Attached as Exhibit 99.2 is a copy of the press release relating to the announcement, which is incorporated herein by reference.

Declaration of Second Quarter 2009 Dividend

On May 29, 2009, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.01 per share payable on June 30, 2009 to stockholders of record on June 16, 2009.  This dividend is unchanged from the prior quarterly dividend of $0.01 per share.  Attached as Exhibit 99.3 is a copy of the press release relating to the announcement, which is incorporated herein by reference.

Note:  the information included in Item 7.01 of this report (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

Statements contained in the attached press releases that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, unforeseen difficulties and higher than expected costs associated with the continued implementation of its Strategic Growth Plan, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; further deterioration in asset quality; the failure to obtain on terms acceptable to the Company, or at all, the capital necessary to fund its growth and maintain its regulatory capital ratios above the “well-capitalized” threshold; the need to continue to increase the Company’s allowance for loan losses; additional charges related to asset impairments; insufficient liquidity/funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies;

unforeseen difficulties relating to the mergers and integrations of subsidiary banks; adverse developments in the Company’s loan or investment portfolios; slower than anticipated growth of the Company’s business or unanticipated business declines, including as a result of continual negative economic conditions; competition; unforeseen difficulties in integrating new hires; failure to improve operating efficiencies through expense controls; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated May 28, 2009
99.2	Press Release dated May 28, 2009 (furnished with the SEC as part of this Form 8-K)
99.3	Press Release dated May 29, 2009 (furnished with the SEC as part of this Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Dated: May 29, 2009	By:	/s/Christopher J. Zinski
Christopher J. Zinski
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 28, 2009
99.2	Press Release dated May 28, 2009 (furnished with the SEC as part of this Form 8-K)
99.3	Press Release dated May 29, 2009 (furnished with the SEC as part of this Form 8-K)